UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2026

VERADIGM INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-32085	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart
Chicago, Illinois		60654
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 800 334-8534

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MDRX	N/A (OTC Expert Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On February 20, 2026, Veradigm Inc. (the “Company”) received a letter from the Division of Enforcement of the U.S. Securities and Exchange Commission (the “SEC”) stating that it has concluded its investigation as to the Company and, based on the information available as of the date of the letter, it does not intend to recommend an enforcement action. The letter was issued under the procedures described in Securities Act Release No. 5310, signaling the formal end of the investigation.

The Company was also separately informed that Mr. Richard J. Poulton and Ms. Leah S. Jones, the Company’s former Chief Executive Officer and former Chief Financial Officer, respectively, received similar letters from the SEC. The investigation began when the Company voluntarily disclosed to the Staff of the SEC an independent investigation by the Audit Committee of the Board of Directors of the Company relating to the Company’s financial reporting, internal controls over financial reporting and disclosure controls, as described in a Current Report on Form 8-K filed by the Company with the SEC on January 10, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERADIGM INC.

February 24, 2026	By:	/s/ Eric Jacobson
Eric Jacobson Senior Vice President, Deputy General Counsel & Corporate Secretary